Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2013 (June 14, 2013 as to Notes 1, 3, 11, and 22) relating to the consolidated financial statements of DCP Midstream Partners, LP and subsidiaries (which report expresses an unqualified opinion and includes explanatory paragraphs referring to (a) the preparation of the portion of the DCP Midstream Partners, LP consolidated financial statements attributable to Discovery Producer Services, LLC, (b) the retrospective adjustment for the acquisition by DCP Midstream Partners, LP of the 100% ownership in DCP Southeast Texas Holdings, GP, of which 33.33% and 66.67% was acquired on January 1, 2011 and March 30, 2012, respectively, from DCP Midstream, LLC, which has been accounted for in a manner similar to a pooling of interests, (c) the retrospective adjustment of an 80% ownership in DCP SC Texas GP, of which 33.33% and 46.67% was acquired on November 7, 2012 and March 28, 2013, respectively, from DCP Midstream LLC, which has been accounted for in a manner similar to a pooling of interests, (d) the preparation of the portion of the consolidated financial statements attributable to DCP Southeast Texas Holdings, GP and DCP SC Texas GP from the separate records maintained by DCP Midstream, LLC, and (e) the retrospective effect to new disclosure requirements regarding information related to balance sheet offsetting of assets and liabilities) appearing in the Current Report on Form 8-K of DCP Midstream Partners, LP dated June 14, 2013, and our report dated February 27, 2013 relating to the effectiveness of DCP Midstream Partners, LP and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of DCP Midstream Partners, LP for the year ended December 31, 2012, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Denver, Colorado

June 14, 2013